EXHIBIT 99.15a1

                               AMENDED SCHEDULE A


                          EATON VANCE MUNICIPALS TRUST
                            AMENDED DISTRIBUTION PLAN
                                 (CLASSIC FUNDS)

                           EFFECTIVE: FEBRUARY 1, 1996


Name of Fund                                Inception Date of Original Plan


EV Classic California Municipals Fund*             November 22, 1993
EV Classic Connecticut Municipals Fund             November 29, 1993
EV Classic Florida Municipals Fund                 November 22, 1993
EV Classic National Municipals Fund                November 22, 1993
EV Classic New Jersey Municipals Fund              November 22, 1993
EV Classic New York Municipals Fund                November 22, 1993
EV Classic Pennsylvania Municipals Fund            November 22, 1993
EV Classic Rhode Island Municipals Fund            November 29, 1993












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*This fund is a successor in operations to a fund which was reorganized, effective October 1, 1995, and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.